As filed with the Securities and Exchange Commission on September 29, 2006
Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
QUALCOMM INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE	95-3685934

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121
858-587-1121

(Address of principal executive offices)
Options to purchase common stock granted under the
Qualphone Inc. 2004 Equity Incentive Plan
assumed by QUALCOMM Incorporated

(Full title of the plan)
PAUL E. JACOBS
CHIEF EXECUTIVE OFFICER
QUALCOMM INCORPORATED
5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121
858-587-1121

(Name and address of agent for service)
This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum
Title of		maximum	aggregate offering
Securities to be	Amount to be	offering price	price[3]	Amount of
registered[1]	registered[2]	per share[3]		registration fee
Common Stock Par Value $.0001	217,454	$34.18	$7,432,577.72	$795.29

1 The securities to be registered include options to acquire Common Stock.
2 Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.
3 Calculated solely for the purposes of this offering under Rule 457(h) on the basis of the weighted average exercise price of the outstanding assumed options.
4 Represents shares subject to issuance upon the exercise of outstanding stock options under the Qualphone Inc. 2004 Equity Incentive Plan and assumed by QUALCOMM Incorporated on August 31, 2006, pursuant to the Agreement and Plan of Merger and Stock Purchase Agreement by and among QUALCOMM Incorporated, Quail Acquisition Corporation, Qualphone Inc., Isaac Eteminan, Marco Carosi and Sri Ram Tiruvallur Eachambadi made and entered into as of August 2, 2005.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference
                 QUALCOMM Incorporated (the “Company”) hereby incorporates by reference in this registration statement the following documents:
                 (a) The Company’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Company’s latest fiscal year ended September 25, 2005 as filed with the Securities and Exchange Commission on November 2, 2005.
                 (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.
                 (c) The description of the Company’s Common Stock contained in the Company’s registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
                 All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.
Item 4.     Description of Securities
                 The class of securities to be offered is registered under Section 12 of the Exchange Act.
Item 5.     Interests of Named Experts and Counsel
                 Inapplicable.

Item 6.     Indemnification of Directors and Officers
                 Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company’s Bylaws require the Company to indemnify its directors and executive officers and may indemnify its other officers to the full extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence by officers and directors, and requires the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the officer or director to repay such advances if it is ultimately determined that the officer or director is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, provision of any Certificate of Incorporation, Bylaw, agreement, vote of stockholders, disinterested directors or otherwise.
                 In addition, the Company’s Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company, or acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.
                 The Company currently has a policy providing directors and officers liability insurance with insured directors and officers of the Company in certain circumstances. The policy also insures the Company against losses as to which its directors and officers are entitles to indemnification.
Item 7.     Exemption From Registration Claimed
                 Inapplicable.
Item 8.     Exhibits
                 See Exhibit Index.
Item 9.     Undertakings
                 The undersigned registrant hereby undertakes:
                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i) and (l)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 29, 2006.

QUALCOMM Incorporated
By:	/s/ Paul E. Jacobs
Paul E. Jacobs, Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
     The officers and directors of QUALCOMM Incorporated whose signatures appear below, hereby constitute and appoint PAUL E. JACOBS and WILLIAM E. KEITEL, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul E. Jacobs Paul E. Jacobs	Chief Executive Officer (Principal Executive Officer)	September 29, 2006

/s/ William E. Keitel William E. Keitel	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 27, 2006

/s/ Irwin Mark Jacobs Irwin Mark Jacobs	Chairman of the Board	September 27, 2006

/s/ Barbara T. Alexander Barbara T. Alexander	Director	September 26, 2006

/s Richard C. Atkinson Richard C. Atkinson	Director	September 26, 2006

/s/ Adelia A. Coffman Adelia A. Coffman	Director	September 26, 2006

/s/ Donald G. Cruickshank Donald G. Cruickshank	Director	September 27, 2006

/s/ Raymond V. Dittamore Raymond V. Dittamore	Director	September 26, 2006

Signature	Title	Date

Diana Lady Dougan	Director	September ___, 2006

Robert E. Kahn	Director	September ___, 2006

Sherry Lansing	Director	September ___, 2006

/s/ Duane A. Nelles Duane A. Nelles	Director	September 27, 2006

/s/ Peter M. Sacerdote Peter M. Sacerdote	Director	September 27, 2006

Brent Scowcroft	Director	September ___, 2006

/s/ Marc I. Stern Marc I. Stern	Director	September 26, 2006

/s/ Richard Sulpizio Richard Sulpizio	Director	September 27, 2006

EXHIBIT INDEX

4.1	Restated Certificate of Incorporation of the Company, as amended, is incorporated by reference to Exhibit 99.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2006.

4.2	Certificate of Amendment of Certificate of Designation is incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2005.

4.3	Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2006.

5	Opinion re legality

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

24	Power of Attorney (included in signature pages to this registration statement)

99.1	Qualphone Inc. 2004 Equity Incentive Plan